Exhibit 99.2

Transocean Announces Acquisition of Ocean Rig September 4, 2018

LEGAL DISCLAIMER Forward-Looking Statements The statements described in this presentation that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "may," "will," "likely," "should," "expect," "anticipate," "future," "plan," "believe," "intend," "goal," "seek," "estimate," "project,” “continue” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts; contract dayrate amounts; future contract commencement dates and locations; planned shipyard projects and other out-of-service time; sales of drilling units; timing of the Transocean Ltd.’s (“Transocean”)’s newbuild deliveries; operating hazards and delays; risks associated with international operations; actions by customers and other third parties; the future prices of oil and gas; the intention to scrap certain drilling rigs; the inability to complete the acquisition of Ocean Rig UDW Inc. (“Ocean Rig”) in a timely manner or at all (whether as the result of the inability to obtain or delay in obtaining any required Transocean or Ocean Rig shareholder approvals or any required regulatory approvals, or for any other reason); the imposition of any terms and conditions on any required governmental and regulatory approvals that could reduce the anticipated benefits to Transocean of the acquisition; the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition; the inability to successfully integrate Ocean Rig’s operations with those of Transocean without unexpected cost or delay, the challenges of integrating and retaining key employees; risks related to diversion of management time and attention from ongoing business operations due to the acquisition; the inability of Transocean to achieve expected synergies from the acquisition or that it may take longer or be more costly than expected to achieve those synergies; the effect of the announcement or completion of the acquisition on the ability of Transocean and Ocean Rig to retain customers, retain or hire key personnel, maintain relationships with their respective suppliers and customers, and on their operating results and businesses generally, the inability to achieve anticipated synergies from the merger in a timely manner or at all; and other factors, including those and other risks discussed in the Tranoscean's most recent Annual Report on Form 10-K for the year ended December 31, 2017, Ocean Rig’s most recent Annual Report on Form 20-F, and in the Transocean's or Ocean Rig’s other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to the Transocean or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. Non-GAAP Financial Measures All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the Transocean’s website at www.deepwater.com. Additional Information and Where to Find It This communication relates to the proposed merger pursuant to the terms of the Agreement and Plan of Merger, dated as of September 3, 2018, by and among Ocean Rig, Transocean, Transocean Oceanus Holdings Limited and Transocean Oceanus Limited]. In connection with the proposed merger, Transcoean expects to file a Registration Statement on Form S-4 with the SEC that will include a joint proxy statement of Transocean and Ocean Rig that also constitutes a prospectus of Transocean, which joint proxy statement/prospectus will be mailed or otherwise disseminated to Transocean and Ocean Rig shareholders when it becomes available. Transocean and Ocean Rig also plan to file other relevant documents with the SEC regarding the proposed merger. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Transocean and Ocean Rig with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Transocean with the SEC will be available free of charge on Transocean’s website at www.deepwater.com or by emailing Transocean’s Investor Relations at info@deepwater.com. Copies of the documents filed by Ocean Rig with the SEC will be available free of charge on Ocean Rig’s website at www.ocean-rig.com or by emailing Ocean Rig’s Investor Relations at oceanrig@capitallink.com. This communication does not constitute an offer to buy, or the solicitation of an offer to sell, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended. This communication is not a substitute for any prospectus, proxy statement or any other document that Transocean or Ocean Rig may file with the SEC in connection with the proposed merger. Certain Information Regarding Participants in the Solicitation Transocean, Ocean Rig and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Transocean’s directors and executive officers is set forth in the definitive proxy statement on Schedule 14A filed by Transocean with the SEC on March 20, 2018 and in the Annual Report on Form 10-K filed by Transocean with the SEC on February 21, 2018. Additional information regarding the participants in the solicitation of proxies in respect of the Transocean and Ocean Rig extraordinary general meetings and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Transocean or Ocean Rig using the sources indicated above. 2

DIVEST UPGRADE 3 FLEET TRANSFORMATION ACQUIRE ACQUISITION HIGHLIGHTS: Adds High-Quality Rigs at Attractive Value Contributes Backlog and Increases Exposure to Market Recovery Maintains Liquidity and Balance Sheet Integrity

4 STRATEGIC RATIONALE Adds High-Quality Rigs at Attractive Value Eleven rigs, including nine high-quality, high-specification ultra-deepwater drillships and two harsh environment semisubmersibles, enhancing Transocean’s fleet Attractive asset-level valuation on existing rigs of ~$278 million per floater* Two newbuild drillships currently under construction with very favorable shipyard financing Transaction is accretive to fleet quality and net asset value * Based on Transocean share price of $12.11 on August 31, 2018. Excludes present value of backlog and $125 million total value ascribed to the Paros, Leiv Eiriksson, and Eirik Raude Enhances Transocean’s position as the leader in ultra-deepwater and harsh environment drilling

5 STRATEGIC RATIONALE Increases Transocean's already industry-leading backlog by ~$740 million* Enhances Transocean’s exposure to, and ability to capitalize on, the recovery of the UDW drilling market 59 rig years to be awarded for 87 programs over the next 18 months* Pro forma fleet will include 17 and 31 of the world’s top 50 and 100 UDW floaters, respectively** Cannot replicate transformative impact to fleet capability in single rig transactions Contributes Backlog and Increases Exposure to Market Recovery * As of June 30, 2018 ** Source: Transocean’s proprietary rig ranking tool

6 STRATEGIC RATIONALE * Pro forma as of June 30, 2018 Maintains Liquidity and Balance Sheet Integrity Provides significant cost synergies Estimated at ~$70 million annually Benefits from standardization: common equipment, spare parts, and training Maintains Transocean's strong financial position Ocean Rig’s net cash position is ~$370 million* Committed $750 million financing for cash portion Transocean’s pro forma liquidity post-transaction estimated at $3.7 billion, including RCF*

TRANSACTION SUMMARY

Transaction	• Transocean to acquire Ocean Rig in a transaction valued at ~$2.7B*:
	  ◦ Consideration of $12.75 in cash and 1.6128x shares of Transocean for each share of Ocean Rig
	  ◦ Implied total consideration of $32.28 per Ocean Rig share, ~$3.0B in total equity value

Pro Forma Ownership	• 79% Transocean shareholders • 21% Ocean Rig shareholders
Financing	• Cash portion funded with cash on hand and $750M of committed financing**
Voting Agreements	• Top four Ocean Rig shareholders representing 48% of total outstanding shares have executed voting and support agreements
Select Closing Conditions	• Approval by both Ocean Rig and Transocean shareholders • Customary closing conditions, including regulatory approvals
Timeline	• Target closing – Q1 2019

Note: Market data based on Transocean share price of $12.11 on August 31, 2018
* Excludes remaining capex for the newbuilds and includes MSA termination charge
** The transaction is not subject to financing

Transocean

7

SOURCES & USES* 8 * Numbers shown to nearest $5 million for illustrative purposes; excludes transaction costs ** Ocean Rig cash on the balance sheet is $719M as of June 30, 2018; $670M reflects estimated balance as of December 31, 2018 *** Based on Transocean’s closing price of $12.11 on August 31, 2018 (in US$ millions) Sources Amount Uses Amount Transocean Cash on Balance Sheet $240 Purchase of Ocean Rig Equity $2,955 Ocean Rig Cash on Balance Sheet** 670 MSA Termination Charge 130 Committed Financing 750 Repay Ocean Rig Term Loan 360 Equity Issued to Ocean Rig*** 1,785 Total Sources of Funds $3,445 Total Uses of Funds $3,445

HIGH-QUALITY RIGS AT ATTRACTIVE VALUE 9 * Based on Transocean share price of $12.11 on August 31, 2018; Excludes newbuilds; Includes MSA termination charge ** Assumes ~95% revenue efficiency, cost synergies, and 10.0% discount rate; Eirik Raude,  Leiv Eiriksson and Paros *** Source: Fearnley Drillers Weekly August 28, 2018 Implied Steel Value / Rig ($M)*** UDW High Spec Floaters Compelling Asset Valuation Ocean Rig Steel Value 464 366 310 305 261 216 0 100 200 300 400 500 DO NE ESV RIG SDRL RDC ($mm, except where noted) Implied Value of Transaction* $2,717M P.V. of Backlog** $367M Estimated Value of Non-Core Rigs** $125M Total Residual Value - Steel / Drillships $2,225M Residual Value per Core Drillship (eight) $278M

10 * On May 9, 2018, Northern Drilling acquired the West Aquila and West Libra for $296 million each and has a six-month option to acquire the Cobalt Explorer for $350 million ** Assumes rig is delivered to location for initial contract and accepted HIGH-QUALITY RIGS AT ATTRACTIVE VALUE Compelling Asset Valuation Ocean Rig Recent Transactions* New Construction (in US$ millions) Implied Steel Value / Initial Sales Price $278 $296 $600 - $700 Capital Spares and Inventory -- 20 - 30 25 - 30 Project Management -- 5 15 Tubulars and Handling Equipment -- 10 10 Additional Completion Costs -- -- 25 Total Price** $278 $331 - $341 $675 - $780

11 * Reflects the retirement of Transocean’s C.R. Luigs and Songa Delta ** Reflects the retirement of Transocean’s C.R. Luigs and Songa Delta. Includes four rigs under construction (two each, Transocean and Ocean Rig) and the Transocean Norge (33% JV ownership interest) 45% UDW & HE 86% UDW & HE 89% UDW & HE UDW & HE Floaters DW & MW HS Jackups * ** HIGH-QUALITY RIGS AT ATTRACTIVE VALUE Continues Fleet Transformation 45 older, less capable floaters have been recycled* Combined fleet will be re-ranked, potentially resulting in additional retirements Transocean 41 38 51 34 6 6 16 91 44 57 0 10 20 30 40 50 60 70 80 90 100 January 2014 Today Pro Forma with Ocean Rig

12 Further Enhances Transocean’s Fleet Versus Competition Note: Based on public company filings. * Includes the Transocean Norge (33% JV ownership interest) ** Seadrill Group HIGH-QUALITY RIGS AT ATTRACTIVE VALUE PF * * 6 6 3 6 1 1 4 2 1 2 2 32 23 19 19 11 9 11 7 7 1 4 1 1 1 14 12 8 2 5 57 44 28 24 17 13 12 8 7 7 4 0 10 20 30 40 50 60 70 SDRL** ESV DO ORIG NE Maersk PACDQ ODL RDC # of Floaters Harsh Environment Floaters Harsh Environment Under Construction Ultra-Deepwater Floaters Ultra-Deepwater Under Construction Deepwater & Midwater Floaters

13 # of Floaters Ultra-deepwater Dynamically Positioned Only 35 24 20 20 7 11 11 4 7 1 4 Dynamically Positioned and Moored 3 3 0 7 1 0 0 3 0 0 0 Dual BOPs 14 11 4 6 4 3 0 3 3 1 4 HPHT-Ready (20,000 psi) 7 7 na na na na na na na na na Hoisting: Dual Activity 32 22 10 9 4 10 7 7 5 1 4 Hook load capacity >=2.5M lbs. 15 9 7 5 5 6 6 4 3 0 4 Active Compensation 24 19 10 12 5 5 1 4 3 1 0 Harsh Environment Dynamically Positioned and Moored 8 7 5 0 1 1 0 0 0 4 0 Dual Activity 2 2 4 0 0 0 0 0 0 3 0 Pro Forma* Best in class Best-in-Class Technical Specifications HIGH-QUALITY RIGS AT ATTRACTIVE VALUE * As currently equipped; also includes rigs under construction

14 Note: Peers include DO, ESV, NE, RDC, and SDRL * Source: Transocean’s proprietary rig ranking tool ** Assumes that Ocean Rig’s assets are equipped with two BOPs; includes four rigs under construction (two each, Transocean and Ocean Rig) Rigs in Top 100 UDW Rigs in Top 50 UDW Transaction secures 34% of top 50 UDW floaters, 31% of top 100 UDW floaters worldwide* HIGH-QUALITY RIGS AT ATTRACTIVE VALUE Highest Concentration of the Best Assets ** # of UDW Floaters PF 31 12 9 7 4 4 17 4 6 1 4 4 0 5 10 15 20 25 30 35 Peer 1 Peer 2 Peer 3 Peer 4 Peer 5

15 High-Specification UDW Additions to Transocean’s Fleet Four Enhanced Samsung 12,000 ft. Drillships Four Enhanced Samsung 10,000 ft. Drillships Rig Name Mylos / Skyros / Athena / Apollo Corcovado / Olympia / Poseidon / Mykonos Rig Type DP Class 3, Enhanced Samsung 10000 DP Class 3, Enhanced Samsung 10000 Builder Samsung Heavy Industries Samsung Heavy Industries Water Depth Capacity 12,000 ft. 10,000 ft. Additional Highlights Up to 40,000 ft. Drilling Depth Capability with 6 and 7 ram BOPs Dual Derricks for Increased Drilling Activity / Efficiency Accommodations For Up to 215 Personnel on Board Mylos Equipped with Dual BOP Up to 35,000 ft. Drilling Depth Capability with 6 ram BOPs Dual Derricks for Increased Drilling Activity / Efficiency Accommodations For Up to 205 Personnel on Board Mykonos Fitted with MPD / Corcovado MPD Ready ($ in millions) 2018E 2019E 2020E Santorini Cash Installments -- $12 -- Delivery Installment -- 360 -- Total -- $372 -- Crete Cash Installments $22 -- $10 Delivery Installment -- -- 520 Total $22 -- $530 Total $22 $372 $530 HIGH-QUALITY RIGS AT ATTRACTIVE VALUE

16 Enhanced Samsung 12,000 ft. Drillship Enhanced Samsung 12,000 ft. Drillship Rig Name Santorini Crete Rig Type DP Class 3 / MODU DP Class 3 / MODU Shipyard Samsung Heavy Industries Samsung Heavy Industries Delivery Date September 2019 September 2020 Water Depth Capacity 12,000 ft. 12,000 ft. Drilling Depth 40,000 ft. 40,000 ft. BOP Stack Dual 7 rams Dual 7 rams ($ in millions) 2018E 2019E 2020E Santorini Cash Installments -- $12 -- Delivery Installment -- 360 -- Total -- $372 -- Crete Cash Installments $22 -- $10 Delivery Installment -- -- 520 Total $22 -- $530 Total $22 $372 $530 Attractive financing* defers final payments to 2023 – 2024 and provides flexibility in delivery and marketing Sister ship to existing Drillships Newbuilds Increase Exposure to Market Recovery HIGH-QUALITY RIGS AT ATTRACTIVE VALUE * Without recourse to the parent

17 Additive to Already Industry-Leading Backlog ~$12.5 Billion Contract Backlog* with Average Dayrate of ~$413k Over 95% with Investment Grade Companies * Backlog as of July 2018. Contracted operating dayrate multiplied by the contract duration for future periods as of latest company filings ** Ultra-Deepwater includes ~$170M of other backlog BACKLOG* AND EXPOSURE TO MARKET RECOVERY 0.7 1.5 1.0 0.9 0.7 0.7 2.1 0.6 0.9 0.8 0.8 0.7 0.4 0.1 0.2 0.2 0.2 $1.4 $2.6 $2.0 $1.9 $1.4 $1.1 $2.1 0.0 1.0 2.0 3.0 Remaining 2018 2019 2020 2021 2022 2023 2024 - 2028 USD Billions Ocean Rig Harsh Environment Ultra-Deepwater**

18 Far Surpasses Peers * Backlog as of July 2018 Backlog ($B) ~5x greater than closest peer BACKLOG* AND EXPOSURE TO MARKET RECOVERY PF ~ $12.5 $11.7 $2.6 $2.3 $2.2 $0.7 $0.4 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 NE ESV DO ORIG RDC

Floater Market Recovery 19 Source data © 2018 IHS. All rights reserved. No IHS data/deliverables may be reproduced, reused, or otherwise distributed in any form without IHS’ prior written consent. June 2018 Contracting has increased since 2016 BACKLOG AND EXPOSURE TO MARKET RECOVERY 0 5 10 15 20 25 30 35 Historical Offshore Rig Contracts Awarded IOCs Nationals Independents Represents return of IOC’s to the market Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 Q3-2016 Q4-2016 Q1-2017 Q2-2017 Q3-2017 Q4-2017 Q1-2018 Q2-2018

20 Numerous Floater Awards on the Horizon 2 # Number of programs <6 months 6-12 months >3 years 1-3 years 59 rig years to be awarded 87 programs Majors 2 4 1 2 1 1 1 1 3 1 3 4 1 1 1 2 6 3 3 4 8 1 1 5 12 2 1 1 1 8 Source data © 2018 IHS. All rights reserved. No IHS data/deliverables may be reproduced, reused, or otherwise distributed in any form without IHS’ prior written consent. June 2018 Acquisition of Ocean Rig further enhances Transocean’s opportunities to capitalize on market rebound going forward BACKLOG AND EXPOSURE TO MARKET RECOVERY

BACKLOG AND EXPOSURE TO MARKET RECOVERY 100% (2 yrs) 94% 92% 81% 68% 65% 65% 70% 83% 84% 85% Utilization Projection Continued UDW Dayrate Improvement is Projected Source: Wood Mackenzie 21 Day rate($000)

$600 $500 $400 $300 $200 $100 $0 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

Cost and Operational Synergies 22 ~$70M of expected annual pre-tax cost synergies SG&A savings OEM maintenance agreements Supply chain / logistics savings Performance efficiencies / technology / real time decision making Insurance premium reductions Leading industry UDW / HE experience and fleet management MAINTAINS LIQUIDITY AND BALANCE SHEET INTEGRITY

23 Acquired Songa Offshore 33.3% JV interest in Transocean Norge Transocean Partners Sold jackup fleet Added ~$320M in cash Removed ~$1B in shipyard obligations Raised ~$5.0B through seven separate debt transactions since July 2016 Opportunistically repurchased ~$3.5B in debt via tender offers and early redemptions since July 2016 ~$1.1B open market repurchases since July 2015 Deferred ~$1B in shipyard obligations into 2020 Accomplishments USD Billions ~$2.7B ~$1.1 - $1.3B ~$1.6B Excludes restricted cash; includes June & July 2018 debt issuances and payoff of CAT 3 & 4 debt. Includes ~$240M of cash used in transaction. Includes future investment in JV for Transocean Norge Includes June & July 2018 debt issuances and payoff of CAT 1 & 2 debt ~$1.0B $500M Accordion on new Revolving Credit Facility, and estimated ~$1.4B Secured Financing Capacity on Deepwater Poseidon, Songa Endurance and Songa Equinox Strong Liquidity Through the Cycle ~$1.9B ~$3.2 – $3.4B MAINTAINS LIQUIDITY AND BALANCE SHEET INTEGRITY ~$1.3 - $1.5B (1) (2) (3) 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Pro Forma Cash at 6/30/18 Revolving Credit Facility Operating Cash Flow through 2020 CapEx / Investments through 2020 Debt Due through 2020 Projected Liquidity @ 12/31/20

24 * Liquidity defined as cash and cash equivalents + short term investments + available revolver. Liquidity excludes restricted cash ** Liquidity shown on a pro forma basis as of 6/30/2018 Greatest Liquidity Among Peers Liquidity* Available Revolver Cash and Cash Equivalents and Short-term Investments MAINTAINS LIQUIDITY AND BALANCE SHEET INTEGRITY ** PF $2.7 $0.7 $1.1 $0.4 $0.4 $1.0 $2.0 $1.3 $1.8 $1.5 $3.7 $2.7 $2.4 $2.2 $1.9 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 $5.0 ESV RDC NE DO

25 Contributes Backlog and Increases Exposure to Market Recovery Adds High-Quality Rigs at Attractive Value Maintains Liquidity and Balance Sheet Integrity P P P The Right Assets, the Right Value, at the Right Time Acquisition of Ocean Rig